UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2017

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K is being filed by Bionik Laboratories Corp. (the “Company”) to report on (a) the approval by the Company’s board of directors (the “Board”) of the issuance of up to US$2,000,000 in convertible promissory notes, and certain advance borrowings made in connection therewith, (b) the appointment of Eric Dusseux as the Company’s Chief Executive Officer, replacing Peter Bloch, (c) the appointment of Remi Gaston Dreyfus to the Board and (d) the entry into an equity compensation agreement with a consultant to the Company.

Item 1.01	Entry Into A Material Agreement.

Entry into Equity Compensation Agreement

The Company entered into an Equity Compensation Agreement, dated September 1, 2017 (the “4A Equity Compensation Agreement”), with 4A Consulting & Engineering (“4A Consulting”), which provides strategic and management advice and consulting services to the Company pursuant to a consulting agreement (the “4A Consulting Agreement”). Pursuant to the 4A Equity Compensation Agreement, the Company will grant 4A Consulting a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, which grant is required to be made as soon as practicable following September 1, 2017. The exercise price of the option will be equal to the fair market value of the underlying shares determined on the date of grant, and the expiration date will be the tenth (10th) anniversary of the date of grant. One-sixth of the option will be vested and exercisable as of its date of grant, and the unvested portion of the option will become vested and exercisable as follows:

o	50% in 5 equal annual installments on each of the five anniversaries of the date of the issuance of the option; and

o	50% in 5 equal separate tranches annually based on 4A Consulting’s achievement of annual performance goals to be established by the Board in consultation with 4A Consulting. The extent to which each separate tranche becomes vested shall be determined by reference to 4A Consulting’s annual performance as measured by reference to the performance targets set for that performance period. In the event a specific tranche is not fully vested, that tranche shall not be forfeited, but shall remain outstanding, and may become vested as a result of 4A Consulting’s future performance at an above target level or as a result of accelerated vesting on the occurrence of any other event that triggers accelerated vesting.

The option, including any portion that is subject to vesting based on the period of 4A Consulting’s service and any portion that is subject to vesting on the basis of performance, shall be fully vested on the occurrence of any of the following conditions: (a) A Change of Control (as defined in the Company’s 2014 Equity Incentive Plan) or (b) termination of the 4A Consulting Agreement that constitutes a “separation from service” (as the phrase is used for purpose of Section 409A of the Internal Revenue Code of 1986, as amended), other than where such termination is for Cause (as defined in the Company’s 2014 Equity Incentive Plan) or if 4A Consulting resigns other than for Good Reason (as defined in the Company’s 2014 Equity Incentive Plan).

The foregoing is a brief description of the terms of the 4A Equity Compensation Agreement and is qualified in its entirety by reference to the full text of the 4A Equity Compensation Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 1, 2017, the Board approved the issuance of up to US$2,000,000 of convertible promissory notes (collectively, the “Notes”) in substantially the form attached hereto as Exhibit 10.2. In advance of the issuance of the Notes, between August 14 and August 31, 2017, the Company borrowed an aggregate of US$400,000 from existing lenders to the Company, which will be evidenced by Notes. The Company expects to issue the Notes during the week of September 11, 2017, and to thereafter file another Current Report on Form 8-K with respect thereto.

The Company intends to use the net proceeds from the issuance of the Notes for the Company’s working capital and general corporate purposes.

The Notes will bear interest at a fixed rate of 3% per month, beginning on the Issue Date (as defined in the Notes). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of: (a) March 31, 2018 and (b) the consummation of a Qualified Financing (as defined below)(the “Maturity Date”).

The Notes will be convertible into equity of the Company upon the following events on the following terms:

•	Upon the consummation of the next equity or equity-linked round of financing of the Company in whatever form or type that raises in one or more tranches aggregate net proceeds of US$7,000,000 or more, less the aggregate amount raised by the Company from the issuance of Notes and certain convertible promissory notes, as amended, issued by the Company dated in or around December, 2016 (the “Qualified Financing”), without any action on the part of the holders of the Notes, the (i) outstanding principal, (ii) accrued and unpaid interest under the Notes and (iii) the Premium, as defined in the Notes, will be converted into New Round Stock (as defined in the Notes) based upon the lesser of (A) the lowest issuance (or conversion) price of (or into) New Round Stock in case there is more than one tranche of New Round Stock or (B) twenty-five cents ($0.25).
•	Upon a Change of Control transaction (as defined in the Note) prior to a Qualified Financing, the (i) outstanding principal, (ii) accrued and unpaid interest under the Notes and (iii) the Premium would, at the election of the holders of a majority of the outstanding principal of the Notes, be either (A) payable upon demand as of the closing of such Change of Control transaction or (B) convertible into shares of the Company’s common stock immediately prior to such Change of Control transaction at a price per share equal to the lesser of (A) the VWAP (as defined in the Notes), or (B) the per share consideration to be received by the holders of the Company’s common stock in such Change of Control transaction.

In the event the Company is unsuccessful in consummating a Qualified Financing by January 30, 2018, the Company shall promptly grant to the holders of the Notes a security interest on all of the Company’s assets and shall file a UCC-1 Financing Statement to perfect such security interest, and shall execute and deliver such other documents, agreements and instruments that such holders reasonably require to so grant and perfect the security interest in the Company’s assets; provided, however, that such security interest shall be subject to an intercreditor agreement or other similar agreement, in customary form, if and to the extent the Company enters into one or more secured loans with third party lenders from the Issue Date through the Maturity Date, providing for pari passu rights among the holders of the Notes and such other third parties.

The Notes will contain customary events of default, which, if uncured, entitle each holder of a Note to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, its Note.

In addition, the lenders will be granted warrants (the “Warrants”) exercisable for three years to purchase a number of shares of common stock of the Company equal to 15% of the aggregate principal amount of the loan, at an exercise price per share equal to the price per common share at the Company’s next equity or equity-linked financing.

The foregoing is a brief description of the terms of the Notes and is qualified in its entirety by reference to the full text of the proposed form of Note, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the 4A Equity Compensation Agreement, the disclosure set forth in Item 2.03 of this Current Report on Form 8-K relating to the intended issuance of Notes and Warrants and the disclosure set forth below in Item 5.02 of this Current Report on Form 8-K relating to the Dusseux Equity Compensation Agreement, is incorporated by reference herein. The options issuable pursuant to the 4A Equity Compensation Agreement and Dusseux Equity Compensation Agreement, the Notes and the Warrants and, unless subsequently registered, the shares of the Company’s common stock issuable upon exercise of such options and the shares underlying the Notes and the Warrants, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter Bloch as Chief Executive Officer

Peter Bloch, the Chief Executive Officer of the Company, resigned as an officer of the Company effective September 1, 2017. Mr. Bloch’s departure is not related to any disagreement with the Company’s accounting or operating policies or practices. In connection with this departure, the Company and Mr. Bloch entered into a separation agreement, dated September 1, 2017 (the “Separation Agreement”). Mr. Bloch remains Chairman of the Board.

The following is a brief description of the terms and conditions of the Separation Agreement:

(i)       Mr. Bloch shall be paid all severance amounts owed under Section 5.4 of his employment agreement, which includes (a) US$412,500 for salary and (b) his full FY2018 bonus, based on certain objectives described in the Separation Agreement, on the earlier of (a) one month following the date on which the Company consummates a Qualified Financing and (b) March 31, 2018.

(ii)      Mr. Bloch is entitled to the following past earned bonus amounts: for FY2016: 90% of target bonus as defined in his employment agreement, which totals US$123,750; for FY2017: 50% of target bonus as defined in his employment agreement, which totals US$68,750. Such amounts will be payable on the earlier of (a) one month following the date on which the Company consummates a Qualified Financing and (b) March 31, 2018.

(iii)     Effective September 1, 2017, Mr. Bloch commenced a new consulting position with the Company of EVP (Corporate Development and CFO) which shall continue until the later of (a) March 31, 2018 or (b) 3 months after a NASDAQ up-listing is completed if a NASDAQ up-listing is completed before March 31, 2018. Mr. Bloch will be paid a consulting fee of US$30,000 plus Canadian harmonized sales tax (HST)(recoverable by the Company) per month plus benefits, payable every 2 weeks (US$15,000 every 2 weeks plus HST).

(iv)     Mr. Bloch’s remaining stock options automatically vested on September 1, 2017.

(v)      The permissible exercise term for all his stock options shall be 2 years from the date he leaves the Company as a consultant or an employee, for whatever reason.

(vi)     The shares of the Company’s common stock underlying exchangeable shares owned by Mr. Bloch as of the date of the Separation Agreement will be registered for resale by December 31, 2017.

The foregoing is a brief description of the terms of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Eric Dusseux as the Company’s Chief Executive Officer

On September 1, 2017, the Board appointed Eric Dusseux, age 49, as the Company’s Chief Executive Officer, effective as of September 1, 2017.

Dr. Dusseux has been a director of the Company since July 22, 2017. Additionally, he has been a director of Auregen BioTherapeutics Inc, a company which is translating 3D bioprinting technology for innovative treatments for patients with rare disorders, since March 2017, and served as the President Europe of Auregen BioTherapeutics SA from February 2017 through August 2017. Previously, from November 2016 through January 2017, Dr. Dusseux was President Europe forming Auregen Biotherapeutics at Bemido SA, a family office. From September 2012 to October 2016, Dr. Dusseux was an Executive Committee Member in the Corporate Strategy Department of Sanofi Pasteur, the vaccines division of Sanofi, a global healthcare leader, where he led corporate strategy, business intelligence, and international business development. He has also served in key roles at GlaxoSmithKline Biologicals from January 2008 to June 2012, leading product development and business growth strategy. The Board determined that Dr. Dusseux is qualified to serve as Chief Executive Officer because of his substantial strategic and leadership experience within the healthcare industry.

In connection with his appointment, the Company and Dr. Dusseux entered into an employment agreement dated September 1, 2017 (the “Dusseux Employment Agreement”). Under the Dusseux Employment Agreement, Dr. Dusseux will receive an initial annual base salary of CDN$500,000. In addition, Dr. Dusseux may receive up to 50% of his base salary as a target bonus based on measurable performance goals to be mutually agreed upon once employment starts on a pro-rata basis in the first fiscal year.

The Company also entered into an Equity Compensation Agreement, dated September 1, 2017 (the “Dusseux Equity Compensation Agreement”), pursuant to which the Company is required to grant Dr. Dusseux a stock option representing a right to acquire 6% of the aggregate amount of the Company’s outstanding common stock and exchangeable shares as of the date of grant, which grant is required to be made as soon as practicable following September 1, 2017. The exercise price of the option will be equal to the fair market value of the underlying shares determined on the date of grant, and the expiration date will be the tenth (10th) anniversary of the date of grant. One-sixth of the option will be vested and exercisable as of its date of grant, and the unvested portion of the option will become vested and exercisable as follows:

o	50% in 5 equal annual installments on each of the five anniversaries of the date of the issuance of the option; and

o	50% in 5 equal separate tranches annually based on Dr. Dusseux’s achievement of annual performance goals to be established by the Board in consultation with Dr. Dusseux. The extent to which each separate tranche becomes vested shall be determined by reference to Dr. Dusseux’s annual performance as measured by reference to the performance targets set for that performance period. In the event a specific tranche is not fully vested, that tranche shall not be forfeited, but shall remain outstanding, and may become vested as a result of Dr. Dusseux’s future performance at an above target level or as a result of accelerated vesting on the occurrence of any other event that triggers accelerated vesting.

The option, including any portion that is subject to vesting based on the period of Dr. Dusseux’s service and any portion that is subject to vesting on the basis of performance, shall be fully vested on the occurrence of any of the following conditions: (a) A Change of Control (as defined in the Company’s 2014 Equity Incentive Plan) or (b) Termination of Dr. Dusseux’s employment that constitutes a “separation from service” (as the phrase is used for purpose of Section 409A of the Internal Revenue Code of 1986, as amended), other than where such termination is for Cause (as defined in the Company’s 2014 Equity Incentive Plan) or if Dr. Dusseux resigns other than for Good Reason (as defined in the Company’s 2014 Equity Incentive Plan).

The foregoing is a brief description of the terms of the Dusseux Employment Agreement and Dusseux Equity Compensation Agreement and is qualified in its entirety by reference to the full text of the Dusseux Employment Agreement and Dusseux Equity Compensation Agreement, copies of which are included as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Appointment of Remi Gaston Dreyfus to the Board of Directors

On September 1, 2017, the Board increased the size of the Board from five to six members and appointed Remi Gaston Dreyfus to the Board effective as of September 1, 2017. Since January 1, 2016, entities controlled by Mr. Dreyfus have made the following loans to the Company:

•	Effective as of December 23, 2016, the Company entered into a Subscription Agreement dated as of December 20, 2016, with existing investors of the Company, including entities controlled by Mr. Dreyfus, for the issuance of convertible notes, as described in Item 2.03 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 29, 2016, which is incorporated by reference herein. The Company borrowed an aggregate of $550,000 in this financing from entities controlled by Mr. Dreyfus.
•	On March 28, 2016, the Company borrowed an aggregate of $500,000 from entities controlled by Mr. Dreyfus, as described in Item 2.03 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 3, 2017, which is incorporated by reference herein.
•	In August, 2017, entities controlled by Mr. Dreyfus loaned the company an aggregate of $300,000, which will be evidenced by Notes as described in Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

There is no arrangement or understanding between Mr. Dreyfus and any other persons pursuant to which Mr. Dreyfus was elected as a director.

Mr. Dreyfus will receive compensation as a director in accordance with the Company’s non-employee director compensation standards described in the Company’s definitive proxy statement for its 2017 annual meeting filed with the U.S. Securities and Exchange Commission on August 15, 2017.

Item 7.01	Regulation FD Disclosure.

On September 7, 2017, the Company issued a press release announcing the CEO transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements include, without limitation, statements regarding the Company’s intention to issue Notes. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. The Company does not undertake to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Equity Compensation Agreement, dated September 1, 2017, by and between the Company and 4A Consulting & Engineering
10.2	Form of Note
10.3	Separation Agreement, dated as of September 1, 2017, by between the Company and Peter Bloch
10.4	Employment Agreement, dated September 1, 2017, by and between the Company and Eric Dusseux
10.5	Equity Compensation Agreement, dated September 1, 2017, by and between the Company and Eric Dusseux
99.1	Press release issued by the Company, dated September 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2017

BIONIK LABORATORIES CORP.

By:	/s/ Eric Dusseux
Name:	Eric Dusseux
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Equity Compensation Agreement, dated September 1, 2017, by and between the Company and 4A Consulting & Engineering
10.2	Form of Note
10.3	Separation Agreement, dated as of September 1, 2017, by between the Company and Peter Bloch
10.4	Employment Agreement, dated September 1, 2017, by and between the Company and Eric Dusseux
10.5	Equity Compensation Agreement, dated September 1, 2017, by and between the Company and Eric Dusseux
99.1	Press release issued by the Company, dated September 7, 2017